Exhibit 32



                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Annual Report of DENTSPLY International Inc. (the "Company") on Form 10-K for the year ending December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), We, Bret
W. Wise, Chairman of the Board of Directors, President, and Chief Executive Officer of the Company and William R. Jellison, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:


(1) The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of the date of the Report.


/s/ Bret W. Wise
    Bret W. Wise
    Chairman of the Board, President, and
    Chief Executive Officer


/s/ William R. Jellison
    William R. Jellison
    Senior Vice President and
    Chief Financial Officer


Date: February 23, 2007